Exhibit 99.1

John Deere Owner Trust 2004

Statement to Certificateholder

$205,000,000   Class A-1 1.14% Asset Backed Notes due May 13, 2005

$186,000,000   Class A-2 1.68% Asset Backed Notes due November 15, 2006

$185,000,000   Class A-3 2.32% Asset Backed Notes due December 17, 2007

$158,280,000   Class A-4 3.02% Asset Backed Notes due March 15, 2011

  $18,930,000   Class B 2.90% Asset Backed Notes due March 15, 2011

    $3,778,476   Asset Backed Certificates

Payment Date:			15-Nov-04

(1) Amount of principal being paid or distributed:

	(a)	A-1 Notes:	$22,891,964.14
		per $1,000 original principal amount:	$111.67

	(b)	A-2 Notes:	$0.00
		per $1,000 original principal amount:	$0.00

	(c)	A-3 Notes:	$0.00
		per $1,000 original principal amount:	$0.00

	(d)	A-4 Notes:	$0.00
		per $1,000 original principal amount:	$0.00

	(e)	B Notes:	$0.00
		per $1,000 original principal amount:	$0.00

	(f)	Certificates:	$0.00
		per $1,000 original principal amount:	$0.00

	(g)	Total:	$22,891,964.14

(2) Amount of interest being paid or distributed:

	(a)	A-1 Notes:	$92,381.81
		per $1,000 original principal amount:	$0.45

	(b)	A-2 Notes:	$260,400.00
		per $1,000 original principal amount:	$1.40

	(c)	A-3 Notes:	$357,666.67
		per $1,000 original principal amount:	$1.93

	(d)	A-4 Notes:	$398,338.00
		per $1,000 original principal amount:	$2.52

	(e)	B Notes:	$45,747.50
		per $1,000 original principal amount:	$2.42

	(f)	Certificates:	$0.00
		per $1,000 original principal amount:	$0.00

	(g)	Total:	$1,154,533.98

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(3) After giving effect to distributions on this Payment Date:

(a) (i) outstanding principal amount of A-1 Notes:	$71,215,141.96
(ii) A-1 Note Pool Factor:	0.3473909

(b) (i) outstanding principal amount of A-2 Notes:	$186,000,000.00
(ii) A-2 Note Pool Factor:	1.0000000

(c) (i) outstanding principal amount of A-3 Notes:	$185,000,000.00
(ii) A-3 Note Pool Factor:	1.0000000

(d) (i) outstanding principal amount of A-4 Notes:	$158,280,000.00
(ii) A-4 Note Pool Factor:	1.0000000

(e) (i) outstanding principal amount of B Notes:	$18,930,000.00
(ii) B Note Pool Factor:	1.0000000

(f) (i) Certificate Balance	$3,778,476.00
(ii) Certificate Pool Factor:	1.0000000

(4) Note Value at end of related Collection Period:	$623,203,617.97

(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period:	$614,552,748.49

(6) Pool Face Amount at the end of the related Collection Period:	$677,851,371.90

(7) Amount of Servicing Fee:	$530,967.23
per $1,000 original principal amount:	$0.70
Amount of Servicing Fee earned:	$530,967.23
Amount of Servicing Fee paid:	$530,967.23
Amount of Servicing Fee shortfall:	$0.00

(8) Amount of Administration Fee:	$100.00

(9) Aggregate Purchased Receivables for Collection Period:	$0.00

(10) Amount in Reserve Account:	$13,247,299.00
Specified Reserve Account Balance:	$13,247,299.00

(11) Scheduled Payments of Receivables 60 days or more past due:	$591,423.00

(12) Scheduled Payments of Receivables 60 days or more past due as a % of Pool Balance:	0.10%

(13) Face Amount of Receivables 60 days or more past due:	$6,981,095.00

(14) Face Amount of Receivables 60 days or more past due as a % of the Pool Face Amount:	1.03%

(15) Aggregate amount of realized losses for the collection period	$965.18

(16) Aggregate amount of realized losses since 21-Apr-04	$26,008.89

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